Exhibit 5

                          Letterhead of Law Offices of
                          Vincent P. Cacciottoli, P.C.

                                 April 25, 2003



West Coast Bancorp
5335 Meadows Road, Suite 201
Lake Oswego, Oregon  97035

Reference:  Registration Statement on Form S-8 of West Coast Bancorp Relating to
            the West Coast Bancorp Executives' Deferred Compensation Plan and the West Coast Bancorp Directors' Deferred Compensation Plan (collectively, the "Plans")

Ladies and Gentlemen:

      I have acted as counsel to West Coast Bancorp, an Oregon corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering of up to 100,000 shares (the "Shares") of the Company's Common Stock, no par value, and up to $2,500,000 in principal amount of deferred compensation obligations (the "Obligations") which may be issued pursuant to the provisions of the Plans. I, or the attorneys under my supervision and control upon whom I have relied, have examined such records, documents, statutes and decisions as I or they have deemed relevant in rendering this opinion.

      On the basis of the foregoing examination and review, I am of the opinion that:

            1. The Company is a corporation validly existing under the laws of the state of Oregon; and

            2. The Obligations have been duly authorized and when deferred amounts are credited to the accounts of participants in accordance with the terms and conditions of the Plans, the Obligations will be valid and binding obligations of the Company or its subsidiaries, enforceable in accordance with the terms and conditions of the Plans, except as enforcement may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

      I am admitted to the Bar of the state of Oregon. The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the state of Oregon.



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      I hereby consent to the use of this opinion in the Registration  Statement and in any amendments thereof. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                              Sincerely,


                              /s/ Vincent P. Cacciottoli
                              --------------------------
                              Vincent P. Cacciottoli